UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2005

ZAREBA SYSTEMS, INC.

(f/k/a Waters Instruments, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-1388	41-0832194
(Commission File Number)	(IRS Employer
Identification No.)

13705 26th Ave. N., Suite 102
Minneapolis, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

(763) 551-1125
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                On October 27, 2005, the Board of Directors of Zareba Systems, Inc. (f/k/a Waters Instruments, Inc.) (the “Company”) approved an amendment and restatement to the Company’s Bylaws to reflect the corporate name change, with such amendment and restatement effective on November 1, 2005.

                The text of the amendment to the Bylaws is set forth in Exhibit 3.01 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 8.01. Other Events.

                On October 27, 2005, the shareholders of the Company approved the amendment to its Articles of Incorporation to change the corporate name to Zareba Systems, Inc.  This proposal was presented to shareholders as part of the Company’s annual meeting and pursuant to a proxy statement previously filed and mailed.  The Company issued a press release relating to the name change on October 28, 2005.  The name change was effective November 1, 2005, and the Company’s stock began trading under the new symbol “ZRBA” on the Nasdaq Stock Market on the effective date.

                On October 27,  2005, the board of Zareba Systems, Inc. also declared a $0.04 per share dividend payable to its shareholders.  The dividend will be paid to shareholders of record on November 10, 2005 with a payment date of December 10, 2005.

                The full text of the press release announcing the corporate name change and declaration of dividend is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 9.01.  Financial Statements and Exhibits.

                (a)           Financial statements:  None.

                (b)           Pro forma financial information:  None.

                (c)           Exhibits:

                                3.01         Text of Amendment to Bylaws

                                99.1         Press Release, dated October 28, 2005

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 28, 2005

ZAREBA SYSTEMS, INC.

By	/s/ Jerry W. Grabowski
Jerry W. Grabowski, President and
Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

FORM 8-K

ZAREBA SYSTEMS, INC.

Date of Report:	Commission File No.:
October 27, 2005	0-1388

Exhibit No.	ITEM

3.01	Text of Amendment to Bylaws.

99.1	Press Release, dated October 28, 2005.